UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 14, 2012

Geeknet, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-28369	77-0399299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11216 Waples Mill Rd., Suite 100, Fairfax, VA 22030
(Address of principal executive offices, including zip code)

(877) 433-5638
 (Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02. Results of Operations and Financial Condition.

On February 14, 2012, Geeknet, Inc. (the “Company”), issued a press release announcing its financial results for the 2011 fiscal year, which ended December 31, 2011.

We are filing this Amendment No. 1 to Current Report on Form 8-K to correct for immaterial errors in classifying cash received from the collection of notes receivable and balances in escrow from Cash flows from operating activities from continuing operations to Cash flows from investing activities from continuing operations in the Condensed Consolidated Statement of Cash Flows for the year ended December 31, 2011 as presented in the Press Release included as Exhibit 99.1 (the “Initial Press Release”) to the Current Report on Form 8-K filed by the Company on February 14, 2012.

Except as set forth above, there are no changes or modifications to the Initial Press Release, including the financial information reported therein.

The information in Item 2.02 of this Current Report on Form 8-K and Exhibits 99.1  attached hereto is being furnished pursuant to Item 2.02 of Form 8-K and shall not, except to the extent required by applicable law or regulation, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Item 9.01.  Exhibits

ExhibitNo.	Description

99.1	Press Release issued by Geeknet, Inc. dated February 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEEKNET, INC. a Delaware corporation

By:	/s/ Kathryn McCarthy
Kathryn McCarthy Executive Vice President and Chief Financial Officer

Date: February 21, 2012

EXHIBIT INDEX

ExhibitNo.	Description

99.1	Press Release issued by Geeknet, Inc. dated February 21, 2012